Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
THIRD QUARTER 2018 EARNINGS

WATERBURY, Conn., October 18, 2018 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $97.5 million, or $1.06 per diluted share, for the quarter ended September 30, 2018 compared to $62.4 million, or $0.67 per diluted share, for the quarter ended September 30, 2017. Adjusting for $2.9 million related to the final accrual for deposit insurance assessments for periods prior to 2018 and $8.5 million of discrete tax benefits specific to the quarter, earnings per diluted share would have been $0.98.

“Webster’s third quarter results reflect the positive outcomes of our organizational commitment to key strategic priorities and strong execution by our bankers,” said John R. Ciulla, president and chief executive officer. “Record earnings were driven by the 36th consecutive quarter of year-over-year revenue growth led by double-digit commercial loan growth and a 31 basis point increase in the net interest margin.”

Highlights for the third quarter of 2018:

•	Revenue of $302.7 million, an increase of 13.5 percent from a year ago, including net interest income of $230.4 million, an increase of 14.7 percent from a year ago.

•	Loan growth of $875 million, or 5.0 percent from a year ago, with growth of $1.1 billion, or 10.5 percent, in commercial and commercial real estate loans.

•	Deposit growth of $1.1 billion, or 5.5 percent from a year ago, with growth of $709 million, or 14.5 percent, in health savings account deposits.

•	Net interest margin of 3.61 percent, up 31 basis points from a year ago.

•
Non-interest expense of $178.8 million includes $2.9 million related to an accrual for deposit insurance assessments prior to 2018. Excluding this amount, non-interest expense increased 8.7 percent from a year ago.

•	Pre-tax, pre-provision net revenue growth of $18.9 million, or 18.1 percent from a year ago, led by HSA Bank’s growth of 49.2 percent.

•	Efficiency ratio of 57.4 percent (non-GAAP) compared to 59.2 percent a year ago.

•
Annualized return on average common shareholders’ equity of 14.74 percent compared to 9.95 percent a year ago; annualized return on average tangible common shareholders’ equity (non-GAAP) of 18.88 percent compared to 12.99 percent a year ago.

“Third quarter results benefit from our long-term balance sheet positioning, emphasizing the bi-directional value of increasing loan yields funded by long duration, low-cost transactional and HSA deposits,” said Glenn MacInnes, executive vice president and chief financial officer. “Our loan portfolio yield is 57 basis points higher than a year ago while our cost of deposits increased only 12 basis points, with the outcome being record quarterly net interest income.”

Line of Business performance compared to the third quarter of 2017:

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of September 30, 2018, Commercial Banking had $10.3 billion in loans and leases and $4.3 billion in deposit balances.

Commercial Banking Operating Results:

	Three months ended September 30,
(In thousands)	2018	2017
Net interest income	$91,243	$81,925
Non-interest income	18,305	13,207
Operating revenue	109,548	95,132
Non-interest expense	44,506	38,339
Pre-tax, pre-provision net revenue	$65,042	$56,793

	At September 30,
(In millions)	2018	2017
Loans and leases	$10,289	$9,291
Deposits	4,251	4,251

Pre-tax, pre-provision net revenue increased $8.2 million to $65.0 million in the quarter as compared to prior year. Net interest income increased $9.3 million to $91.2 million, primarily due to loan growth and higher loan and deposit margins. Non-interest income increased $5.1 million to $18.3 million, primarily due to greater syndication fees and client interest rate hedging activity in the quarter as compared to prior year. Non-interest expense increased $6.2 million to $44.5 million, primarily due to investments in people and technology.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of September 30, 2018, HSA Bank had $7.2 billion in total footings comprising $5.6 billion in deposit balances and $1.6 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

	Three months ended September 30,
(In thousands)	2018	2017
Net interest income	$36,731	$26,713
Non-interest income	22,159	19,371
Operating revenue	58,890	46,084
Non-interest expense	30,753	27,222
Pre-tax, net revenue	$28,137	$18,862

	At September 30,
(In millions)	2018	2017
Number of accounts	2,702	2,416
Deposits	$5,600	$4,891
Linked investment accounts *	1,599	1,159
Total footings	$7,199	$6,050
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $9.3 million to $28.1 million in the quarter as compared to prior year. Net interest income increased $10.0 million to $36.7 million, due to a 14 percent growth in deposits and a 20 percent improvement in deposit spreads. Non-interest income increased $2.8 million to $22.2 million, primarily due to growth in accounts over the past year. Non-interest expense increased $3.5 million to $30.8 million, primarily due to account growth and continued investment in the business including expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 319 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of September 30, 2018, Community Banking had $8.0 billion in loans and $11.8 billion in deposit balances.

Community Banking Operating Results:

	Three months ended September 30,
(In thousands)	2018	2017
Net interest income	$101,952	$96,859
Non-interest income	26,847	27,079
Operating revenue	128,799	123,938
Non-interest expense	95,768	92,478
Pre-tax, pre-provision net revenue	$33,031	$31,460

	At September 30,
(In millions)	2018	2017
Loans	$8,031	$8,155
Deposits	11,799	11,331

Pre-tax, pre-provision net revenue increased $1.6 million to $33.0 million in the quarter as compared to prior year. Net interest income increased $5.1 million to $102.0 million, primarily due to growth in deposit balances, coupled with improved interest rate spreads on deposits. Non-interest income decreased $0.2 million primarily driven by lower mortgage production and related returns on mortgage banking activities, offset by growth in fees from investment services and fees from interest rate hedging activities. Non-interest expense increased $3.3 million to $95.8 million as a result of higher compensation-related expenses and investments in technology.
Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2017:

•	Net interest income was $230.4 million compared to $200.9 million.

•	Net interest margin was 3.61 percent compared to 3.30 percent. The yield on interest-earning assets increased by 42 basis points, and the cost of funds increased by 12 basis points.

•	Average interest-earning assets totaled $25.4 billion and grew by $796 million, or 3.2 percent.

•	Average loans totaled $18.1 billion and grew by $696 million, or 4.0 percent.

•	Deposits totaled $22.0 billion and and grew by $1.1 billion, or 5.5 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $10.5 million, compared to $10.5 million in the prior quarter and $10.2 million a year ago.

•
Net charge-offs were $6.0 million, compared to $8.5 million in the prior quarter and $7.9 million a year ago. The decrease from prior quarter is primarily due to decreased commercial non-mortgage charge-offs. The ratio of net charge-offs to average loans on an annualized basis was 0.13 percent, compared to 0.19 percent in the prior quarter and 0.18 percent a year ago.

•
The allowance for loan losses represented 1.16 percent of total loans at September 30, 2018, compared to 1.15 percent at June 30, 2018 and 1.16 percent at September 30, 2017. The allowance for loan losses represented 139 percent of nonperforming loans compared to 148 percent at June 30, 2018 and 123 percent at September 30, 2017.

Quarterly non-interest income compared to the third quarter of 2017:

•
Total non-interest income was $72.3 million, compared to $65.8 million, an increase of $6.4 million. This reflects an increase in HSA fee income of $2.8 million driven by account growth, $4.4 million in loan-related fees due to loan syndication fees offset by a decrease of $1.1 million in mortgage banking activities driven by lower originations.

Quarterly non-interest expense compared to the third quarter of 2017:

•
Total non-interest expense was $178.8 million, compared to $161.8 million, an increase of $17.0 million. This reflects an increase in compensation of $8.3 million due to strategic hires, annual merit increases, and higher medical costs, $3.6 million in other due to increased pension expense, consulting fees, and lower deferral of loan related expenses, $3.4 million in deposit insurance primarily related to an accrual for prior period deposit insurance assessments, as well as $2.0 million in technology and equipment due to higher depreciation and service contracts to support infrastructure.

Quarterly income taxes compared to the third quarter of 2017:

•	Income tax expense was $13.7 million, compared to $30.3 million and the effective tax rate was 12.1 percent, compared to 32.0 percent.

•
The lower effective tax rate in the quarter primarily reflects the reduction of the U.S. corporate tax rate effective in 2018 as a result of the Tax Cuts and Jobs Act enacted in 2017, as well as discrete tax benefits attributable to tax planning.

Investment securities:

•
Total investment securities were $7.2 billion, compared to $7.1 billion at June 30, 2018 and $7.1 billion at September 30, 2017. The carrying value of the available-for-sale portfolio included $105.1 million of net unrealized losses, compared to $86.5 million at June 30, 2018 and $21.7 million at September 30, 2017. The carrying value of the held-to-maturity portfolio does not reflect $168.1 million of net unrealized losses, compared to $130.2 million at June 30, 2018, and $15.6 million at September 30, 2017.

Loans:

•
Total loans were $18.3 billion, compared to $18.0 billion at June 30, 2018 and $17.4 billion at September 30, 2017. Compared to June 30, 2018, commercial loans increased by $188.9 million and commercial real estate loans increased by $191.1 million, while consumer loans decreased by $44.5 million and residential loans decreased by $40.5 million.

•
Compared to a year ago, commercial loans increased by $778.4 million and commercial real estate loans increased by $306.4 million, while consumer loans decreased by $125.8 million and residential mortgages decreased by 84.4 million.

•
Loan originations for portfolio were $1.375 billion, compared to $1.509 billion in the prior quarter and $1.085 billion a year ago. In addition, $55 million of residential loans were originated for sale in the quarter, compared to $44 million in the prior quarter and $80 million a year ago.

Asset quality:

•
Total nonperforming loans were $152.7 million, or 0.83 percent of total loans, compared to $140.1 million, or 0.78 percent, at June 30, 2018 and $163.6 million, or 0.94 percent, at September 30, 2017. Total paying nonperforming loans were $28.9 million, compared to $34.1 million at June 30, 2018 and $72.0 million at September 30, 2017.

•	Past due loans were $39.2 million, compared to $33.5 million at June 30, 2018 and $33.5 million at September 30, 2017.
Deposits and borrrowings:

•
Total deposits were $22.0 billion, compared to $21.3 billion at June 30, 2018 and $20.9 billion at September 30, 2017. Core deposits to total deposits were 85.9 percent, compared to 86.7 percent at June 30, 2018 and 89.4 percent at September 30, 2017. The loan to deposit ratio was 83.3 percent, compared to 84.5 percent at June 30, 2018 and 83.7 percent at September 30, 2017.

•	Total borrowings were $2.2 billion, compared to $2.7 billion at June 30, 2018 and $2.6 billion at September 30, 2017.

Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 14.74 percent and 18.88 percent, respectively, compared to 9.95 percent and 12.99 percent, respectively, in the third quarter of 2017.

•
The tangible equity and tangible common equity ratios were 8.41 percent and 7.86 percent, respectively, compared to 8.03 percent and 7.55 percent, respectively, at September 30, 2017. The common equity tier 1 risk-based capital ratio was 11.23 percent, compared to 10.99 percent at September 30, 2017.

•	Book value and tangible book value per common share were $28.96 and $22.83, respectively, compared to $27.34 and $21.16, respectively, at September 30, 2017.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $27.3 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 319 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2018 third quarter earnings announcement will be held today, Thursday, October 18, 2018 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the final rules establishing a new comprehensive capital framework for U.S. banking organizations, and the Tax Cuts and Jobs Act of 2017 (Tax Act); (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Income and performance ratios:
Net income	$99,673	$81,682	$80,225	$69,893	$64,496
Earnings applicable to common shareholders	97,460	79,489	78,083	67,710	62,426
Earnings per diluted common share	1.06	0.86	0.85	0.73	0.67
Return on average assets	1.47%	1.22%	1.20%	1.05%	0.98%
Return on average tangible common shareholders' equity (non-GAAP)	18.88	15.76	15.73	13.85	12.99
Return on average common shareholders’ equity	14.74	12.22	12.15	10.66	9.95
Non-interest income as a percentage of total revenue	23.88	23.31	24.30	24.37	24.68

Asset quality:
Allowance for loan and lease losses	$211,832	$207,322	$205,349	$199,994	$201,803
Nonperforming assets	157,967	146,047	140,090	132,646	168,962
Allowance for loan and lease losses / total loans and leases	1.16%	1.15%	1.15%	1.14%	1.16%
Net charge-offs / average loans and leases (annualized)	0.13	0.19	0.13	0.34	0.18
Nonperforming loans and leases / total loans and leases	0.83	0.78	0.75	0.72	0.94
Nonperforming assets / total loans and leases plus OREO	0.86	0.81	0.79	0.76	0.97
Allowance for loan and lease losses / nonperforming loans and leases	138.76	148.00	152.95	158.00	123.32

Other ratios:
Tangible equity (non-GAAP)	8.41%	8.29%	8.21%	8.23%	8.03%
Tangible common equity (non-GAAP)	7.86	7.75	7.65	7.67	7.55
Tier 1 risk-based capital (a)	11.96	11.74	11.75	11.91	11.65
Total risk-based capital (a)	13.44	13.21	13.24	13.40	13.17
Common equity tier 1 risk-based capital (a)	11.23	10.99	10.99	11.14	10.99
Shareholders’ equity / total assets	10.30	10.21	10.15	10.20	10.01
Net interest margin	3.61	3.57	3.44	3.33	3.30
Efficiency ratio (non-GAAP)	57.41	57.78	59.76	59.48	59.18

Equity and share related:
Common equity	$2,671,161	$2,616,686	$2,571,105	$2,556,902	$2,516,077
Book value per common share	28.96	28.40	27.94	27.76	27.34
Tangible book value per common share (non-GAAP)	22.83	22.25	21.78	21.59	21.16
Common stock closing price	58.96	63.70	55.40	56.16	52.55
Dividends declared per common share	0.33	0.33	0.26	0.26	0.26
Common shares issued and outstanding	92,230	92,151	92,016	92,101	92,034
Weighted-average common shares outstanding - Basic	91,959	91,893	91,921	92,058	92,125
Weighted-average common shares outstanding - Diluted	92,208	92,173	92,254	92,400	92,503

(a) Presented as projected for September 30, 2018 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2018	June 30, 2018	September 30, 2017
Assets:
Cash and due from banks	$222,234	$228,628	$215,244
Interest-bearing deposits	99,746	70,654	26,992
Securities:
Available for sale	2,823,953	2,780,581	2,591,162
Held to maturity	4,332,458	4,356,219	4,497,311
Total securities	7,156,411	7,136,800	7,088,473
Loans held for sale	17,137	18,645	32,855
Loans and Leases:
Commercial	6,693,450	6,504,521	5,915,080
Commercial real estate	4,771,325	4,580,200	4,464,917
Residential mortgages	4,415,063	4,455,580	4,499,441
Consumer	2,441,181	2,485,695	2,566,983
Total loans and leases	18,321,019	18,025,996	17,446,421
Allowance for loan and lease losses	(211,832)	(207,322)	(201,803)
Loans and leases, net	18,109,187	17,818,674	17,244,618
Federal Home Loan Bank and Federal Reserve Bank stock	133,740	141,293	136,340
Premises and equipment, net	128,507	127,973	130,358
Goodwill and other intangible assets, net	565,099	566,061	568,962
Cash surrender value of life insurance policies	539,923	537,431	528,136
Deferred tax asset, net	92,910	106,910	82,895
Accrued interest receivable and other assets	281,423	283,668	295,309
Total Assets	$27,346,317	$27,036,737	$26,350,182

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,231,505	$4,151,259	$4,138,206
Health savings accounts	5,599,596	5,517,929	4,891,024
Interest-bearing checking	2,587,679	2,637,346	2,581,266
Money market	2,376,649	2,016,453	2,598,187
Savings	4,106,942	4,180,666	4,428,061
Certificates of deposit	2,746,884	2,478,589	1,918,817
Brokered certificates of deposit	348,368	361,114	299,674
Total deposits	21,997,623	21,343,356	20,855,235
Securities sold under agreements to repurchase and other borrowings	564,488	862,568	902,902
Federal Home Loan Bank advances	1,441,884	1,576,956	1,507,681
Long-term debt	225,957	225,894	225,704
Accrued expenses and other liabilities	300,167	266,240	219,873
Total liabilities	24,530,119	24,275,014	23,711,395
Preferred stock	145,037	145,037	122,710
Common shareholders' equity	2,671,161	2,616,686	2,516,077
Total shareholders’ equity	2,816,198	2,761,723	2,638,787
Total Liabilities and Shareholders' Equity	$27,346,317	$27,036,737	$26,350,182

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2018	2017	2018	2017
Interest income:
Interest and fees on loans and leases	$215,448	$181,130	$616,488	$523,394
Interest and dividends on securities	52,707	49,584	157,789	153,270
Loans held for sale	208	307	498	826
Total interest income	268,363	231,021	774,775	677,490
Interest expense:
Deposits	24,397	16,760	62,778	44,874
Borrowings	13,594	13,357	42,447	41,261
Total interest expense	37,991	30,117	105,225	86,135
Net interest income	230,372	200,904	669,550	591,355
Provision for loan and lease losses	10,500	10,150	32,000	27,900
Net interest income after provision for loan and lease losses	219,872	190,754	637,550	563,455
Non-interest income:
Deposit service fees	40,601	38,321	121,911	113,519
Loan and lease related fees	10,782	6,346	24,111	19,898
Wealth and investment services	8,412	7,750	24,738	22,900
Mortgage banking activities	1,305	2,421	3,684	8,038
Increase in cash surrender value of life insurance policies	3,706	3,720	10,921	10,943
Other income	7,478	7,288	24,040	18,267
	72,284	65,846	209,405	193,565
Impairment loss on securities recognized in earnings	—	—	—	(126)
Total non-interest income	72,284	65,846	209,405	193,439
Non-interest expense:
Compensation and benefits	96,640	88,395	284,457	262,288
Occupancy	14,502	14,744	45,489	46,957
Technology and equipment	24,553	22,580	73,019	66,646
Marketing	4,052	4,045	12,493	14,101
Professional and outside services	4,930	4,030	14,099	11,813
Intangible assets amortization	961	1,002	2,885	3,085
Loan workout expenses	681	840	2,101	2,203
Deposit insurance	9,694	6,344	30,098	19,701
Other expenses	22,770	19,843	66,216	63,232
Total non-interest expense	178,783	161,823	530,857	490,026
Income before income taxes	113,373	94,777	316,098	266,868
Income tax expense	13,700	30,281	54,518	81,322
Net income	99,673	64,496	261,580	185,546
Preferred stock dividends and other	(2,213)	(2,070)	(6,540)	(6,284)
Earnings applicable to common shareholders	$97,460	$62,426	$255,040	$179,262

Weighted-average common shares outstanding - Diluted	92,208	92,503	92,221	92,412

Earnings per common share:
Basic	$1.06	$0.68	$2.77	$1.95
Diluted	1.06	0.67	2.77	1.94

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest income:
Interest and fees on loans and leases	$215,448	$207,820	$193,220	$185,172	$181,130
Interest and dividends on securities	52,707	52,523	52,559	50,735	49,584
Loans held for sale	208	148	142	208	307
Total interest income	268,363	260,491	245,921	236,115	231,021
Interest expense:
Deposits	24,397	20,225	18,156	17,379	16,760
Borrowings	13,594	15,256	13,597	13,804	13,357
Total interest expense	37,991	35,481	31,753	31,183	30,117
Net interest income	230,372	225,010	214,168	204,932	200,904
Provision for loan and lease losses	10,500	10,500	11,000	13,000	10,150
Net interest income after provision for loan and lease losses	219,872	214,510	203,168	191,932	190,754
Non-interest income:
Deposit service fees	40,601	40,859	40,451	37,618	38,321
Loan and lease related fees	10,782	6,333	6,996	6,550	6,346
Wealth and investment services	8,412	8,456	7,870	8,155	7,750
Mortgage banking activities	1,305	1,235	1,144	1,899	2,421
Increase in cash surrender value of life insurance policies	3,706	3,643	3,572	3,684	3,720
Other income	7,478	7,848	8,714	8,133	7,288
	72,284	68,374	68,747	66,039	65,846
Impairment loss on securities recognized in earnings	—	—	—	—	—
Total non-interest income	72,284	68,374	68,747	66,039	65,846
Non-interest expense:
Compensation and benefits	96,640	93,052	94,765	94,217	88,395
Occupancy	14,502	15,842	15,145	13,533	14,744
Technology and equipment	24,553	24,604	23,862	22,818	22,580
Marketing	4,052	4,889	3,552	3,320	4,045
Professional and outside services	4,930	4,381	4,788	5,045	4,030
Intangible assets amortization	961	962	962	977	1,002
Loan workout expenses	681	844	576	891	840
Deposit insurance	9,694	13,687	6,717	5,948	6,344
Other expenses	22,770	22,198	21,248	24,300	19,843
Total non-interest expense	178,783	180,459	171,615	171,049	161,823
Income before income taxes	113,373	102,425	100,300	86,922	94,777
Income tax expense	13,700	20,743	20,075	17,029	30,281
Net income	99,673	81,682	80,225	69,893	64,496
Preferred stock dividends and other	(2,213)	(2,193)	(2,142)	(2,183)	(2,070)
Earnings applicable to common shareholders	$97,460	$79,489	$78,083	$67,710	$62,426

Weighted-average common shares outstanding - Diluted	92,208	92,173	92,254	92,400	92,503

Earnings per common share:
Basic	$1.06	$0.87	$0.85	$0.74	$0.68
Diluted	1.06	0.86	0.85	0.73	0.67

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$18,060,842	$216,065	4.71%	$17,364,519	$182,269	4.14%
Securities (a)	7,104,625	52,342	2.91	6,994,661	51,130	2.92
Federal Home Loan and Federal Reserve Bank stock	126,558	1,586	4.97	135,943	1,482	4.33
Interest-bearing deposits	72,157	334	1.81	58,193	173	1.17
Loans held for sale	20,291	208	4.10	34,939	307	3.51
Total interest-earning assets	25,384,473	$270,535	4.20%	24,588,255	$235,361	3.78%
Non-interest-earning assets	1,663,012			1,721,591
Total Assets	$27,047,485			$26,309,846

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,257,448	$—	—%	$4,201,723	$—	—%
Health savings accounts	5,576,417	2,793	0.20	4,870,620	2,449	0.20
Interest-bearing checking, money market and savings	9,135,736	9,827	0.43	9,707,053	7,780	0.32
Certificates of deposit	2,935,663	11,777	1.59	2,155,743	6,531	1.20
Total deposits	21,905,264	24,397	0.44	20,935,139	16,760	0.32

Securities sold under agreements to repurchase and other borrowings	729,154	3,084	1.66	904,854	3,847	1.66
Federal Home Loan Bank advances	1,155,768	7,685	2.60	1,362,165	6,894	1.98
Long-term debt	225,926	2,825	5.00	225,673	2,616	4.64
Total borrowings	2,110,848	13,594	2.53	2,492,692	13,357	2.11
Total interest-bearing liabilities	24,016,112	$37,991	0.63%	23,427,831	$30,117	0.51%
Non-interest-bearing liabilities	234,564			246,703
Total liabilities	24,250,676			23,674,534

Preferred stock	145,037			122,710
Common shareholders' equity	2,651,772			2,512,602
Total shareholders' equity	2,796,809			2,635,312
Total Liabilities and Shareholders' Equity	$27,047,485			$26,309,846
Tax-equivalent net interest income		232,544			205,244
Less: tax-equivalent adjustments		(2,172)			(4,340)
Net interest income		$230,372			$200,904
Net interest margin			3.61%			3.30%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,901,888	$618,419	4.58%	$17,225,217	$526,419	4.05%
Securities (a)	7,135,037	157,108	2.91	7,031,738	157,550	2.98
Federal Home Loan and Federal Reserve Bank stock	130,947	4,587	4.68	160,911	4,732	3.93
Interest-bearing deposits	63,807	782	1.62	63,684	472	0.98
Loans held for sale	17,292	498	3.84	31,373	826	3.51
Total interest-earning assets	25,248,971	$781,394	4.09%	24,512,923	$689,999	3.73%
Non-interest-earning assets	1,645,331			1,666,080
Total Assets	$26,894,302			$26,179,003

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,177,004	$—	—%	$4,039,738	$—	—%
Health savings accounts	5,508,325	8,152	0.20	4,810,038	7,133	0.20
Interest-bearing checking, money market and savings	9,172,498	25,399	0.37	9,505,187	19,599	0.28
Certificates of deposit	2,710,917	29,227	1.44	2,079,021	18,142	1.17
Total deposits	21,568,744	62,778	0.39	20,433,984	44,874	0.29

Securities sold under agreements to repurchase and other borrowings	824,203	10,722	1.72	884,975	10,970	1.63
Federal Home Loan Bank advances	1,288,410	23,437	2.40	1,829,175	22,543	1.63
Long-term debt	225,863	8,288	4.89	225,607	7,748	4.58
Total borrowings	2,338,476	42,447	2.40	2,939,757	41,261	1.85
Total interest-bearing liabilities	23,907,220	$105,225	0.59%	23,373,741	$86,135	0.49%
Non-interest-bearing liabilities	228,892			207,688
Total liabilities	24,136,112			23,581,429

Preferred stock	145,078			122,710
Common shareholders' equity	2,613,112			2,474,864
Total shareholders' equity	2,758,190			2,597,574
Total Liabilities and Shareholders' Equity	$26,894,302			$26,179,003
Tax-equivalent net interest income		676,169			603,864
Less: tax-equivalent adjustments		(6,619)			(12,509)
Net interest income		$669,550			$591,355
Net interest margin			3.54%			3.27%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,724,405	$5,544,685	$5,404,231	$5,084,148	$5,031,481
Asset-based lending	969,045	959,836	874,271	834,779	883,599
Commercial real estate	4,771,325	4,580,200	4,544,831	4,523,828	4,464,917
Residential mortgages	4,415,063	4,455,580	4,459,862	4,490,878	4,499,441
Consumer	2,441,181	2,485,695	2,522,380	2,590,225	2,566,983
Total Loan and Lease Balances	18,321,019	18,025,996	17,805,575	17,523,858	17,446,421
Allowance for loan and lease losses	(211,832)	(207,322)	(205,349)	(199,994)	(201,803)
Loans and Leases, net	$18,109,187	$17,818,674	$17,600,226	$17,323,864	$17,244,618

Loan and Lease Balances (average):
Commercial non-mortgage	$5,597,831	$5,470,677	$5,306,412	$5,080,267	$4,990,146
Asset-based lending	944,120	897,564	864,895	876,070	859,289
Commercial real estate	4,620,741	4,549,969	4,538,429	4,446,162	4,475,207
Residential mortgages	4,434,056	4,460,904	4,476,057	4,498,707	4,455,932
Consumer	2,464,094	2,507,571	2,568,980	2,600,970	2,583,945
Total Loan and Lease Balances	18,060,842	17,886,685	17,754,773	17,502,176	17,364,519
Allowance for loan and lease losses	(208,102)	(207,718)	(201,575)	(202,632)	(202,628)
Loans and Leases, net	$17,852,740	$17,678,967	$17,553,198	$17,299,544	$17,161,891

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Nonperforming loans and leases:
Commercial non-mortgage	$58,366	$40,240	$46,843	$39,795	$59,512
Asset-based lending	1,066	1,197	1,571	589	8,558
Commercial real estate	7,255	9,606	3,884	4,484	11,066
Residential mortgages	49,348	50,654	44,496	44,407	45,597
Consumer	36,621	38,390	37,465	37,307	38,915
Total nonperforming loans and leases	$152,656	$140,087	$134,259	$126,582	$163,648

Other real estate owned and repossessed assets:
Commercial non-mortgage	$83	$148	$218	$305	$328
Residential mortgages	3,944	3,271	2,785	3,110	2,843
Consumer	1,284	2,541	2,828	2,649	2,143
Total other real estate owned and repossessed assets	$5,311	$5,960	$5,831	$6,064	$5,314
Total nonperforming assets	$157,967	$146,047	$140,090	$132,646	$168,962

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Past due 30-89 days:
Commercial non-mortgage	$6,186	$7,508	$4,749	$8,167	$3,169
Asset-based lending	—	—	—	—	—
Commercial real estate	2,746	719	1,103	551	1,783
Residential mortgages	14,499	10,861	17,337	13,771	11,700
Consumer	15,631	14,354	17,602	22,394	15,942
Total past due 30-89 days	39,062	33,442	40,791	44,883	32,594
Past due 90 days or more and accruing	139	62	845	887	934
Total past due loans and leases	$39,201	$33,504	$41,636	$45,770	$33,528

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Beginning balance	$207,322	$205,349	$199,994	$201,803	$199,578
Provision	10,500	10,500	11,000	13,000	10,150
Charge-offs:
Commercial non-mortgage	876	5,697	1,542	387	3,123
Asset-based lending	—	—	—	2,572	—
Commercial real estate	1,922	40	77	8,324	749
Residential mortgages	874	754	917	560	585
Consumer	4,863	4,907	5,074	6,174	6,197
Total charge-offs	8,535	11,398	7,610	18,017	10,654
Recoveries:
Commercial non-mortgage	442	923	135	1,231	545
Asset-based lending	—	—	—	33	—
Commercial real estate	143	9	2	144	10
Residential mortgages	133	325	385	100	280
Consumer	1,827	1,614	1,443	1,700	1,894
Total recoveries	2,545	2,871	1,965	3,208	2,729
Total net charge-offs	5,990	8,527	5,645	14,809	7,925
Ending balance	$211,832	$207,322	$205,349	$199,994	$201,803

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Core deposits express total deposits less time deposits. Accordingly, these are also non-GAAP financial measures.
The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Return on average tangible common shareholders' equity:
Net income (GAAP)	$99,673	$81,682	$80,225	$69,893	$64,496
Less: Preferred stock dividends (GAAP)	1,968	1,969	1,947	2,112	2,024
Add: Intangible assets amortization, tax-effected (GAAP)	759	760	760	635	651
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$98,464	$80,473	$79,038	$68,416	$63,123
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$393,856	$321,892	$316,152	$273,664	$252,492
Average shareholders' equity (non-GAAP)	$2,796,809	$2,754,355	$2,722,591	$2,675,733	$2,635,312
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,161	131,707	122,710
Average goodwill and other intangible assets (non-GAAP)	565,559	566,522	567,547	568,546	569,538
Average tangible common shareholders' equity (non-GAAP)	$2,086,213	$2,042,796	$2,009,883	$1,975,480	$1,943,064
Return on average tangible common shareholders' equity (non-GAAP)	18.88%	15.76%	15.73%	13.85%	12.99%

Efficiency ratio:
Non-interest expense (GAAP)	$178,783	$180,459	$171,615	$171,049	$161,823
Less: Foreclosed property activity (GAAP)	(309)	(106)	85	(97)	(72)
Intangible assets amortization (GAAP)	961	962	962	977	1,002
Other expenses (non-GAAP)	2,959	8,599	—	6,106	213
Non-interest expense (non-GAAP)	$175,172	$171,004	$170,568	$164,063	$160,680
Net interest income (GAAP)	$230,372	$225,010	$214,168	$204,932	$200,904
Add: Tax-equivalent adjustment (non-GAAP)	2,172	2,217	2,230	4,444	4,340
Non-interest income (GAAP)	72,284	68,374	68,747	66,039	65,846
Other (non-GAAP)	308	359	295	421	431
Income (non-GAAP)	$305,136	$295,960	$285,440	$275,836	$271,521
Efficiency ratio (non-GAAP)	57.41%	57.78%	59.76%	59.48%	59.18%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Tangible equity:
Shareholders' equity (GAAP)	$2,816,198	$2,761,723	$2,716,142	$2,701,958	$2,638,787
Less: Goodwill and other intangible assets (GAAP)	565,099	566,061	567,023	567,984	568,962
Tangible shareholders' equity (non-GAAP)	$2,251,099	$2,195,662	$2,149,119	$2,133,974	$2,069,825
Total assets (GAAP)	$27,346,317	$27,036,737	$26,752,147	$26,487,645	$26,350,182
Less: Goodwill and other intangible assets (GAAP)	565,099	566,061	567,023	567,984	568,962
Tangible assets (non-GAAP)	$26,781,218	$26,470,676	$26,185,124	$25,919,661	$25,781,220
Tangible equity (non-GAAP)	8.41%	8.29%	8.21%	8.23%	8.03%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,251,099	$2,195,662	$2,149,119	$2,133,974	$2,069,825
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,056	122,710
Tangible common shareholders' equity (non-GAAP)	$2,106,062	$2,050,625	$2,004,082	$1,988,918	$1,947,115
Tangible assets (non-GAAP)	$26,781,218	$26,470,676	$26,185,124	$25,919,661	$25,781,220
Tangible common equity (non-GAAP)	7.86%	7.75%	7.65%	7.67%	7.55%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,106,062	$2,050,625	$2,004,082	$1,988,918	$1,947,115
Common shares outstanding	92,230	92,151	92,016	92,101	92,034
Tangible book value per common share (non-GAAP)	$22.83	$22.25	$21.78	$21.59	$21.16

Core deposits:
Total deposits	$21,997,623	$21,343,356	$21,385,042	$20,993,729	$20,855,235
Less: Certificates of deposit	2,746,884	2,478,589	2,275,897	2,187,756	1,918,817
Brokered certificates of deposit	348,368	361,114	277,356	280,652	299,674
Core deposits (non-GAAP)	$18,902,371	$18,503,653	$18,831,789	$18,525,321	$18,636,744